For more information, please contact: D. Mark Spencer Co-Chief Executive Officer (303) 595-9898

MATRIX BANCORP ANNOUNCES RESULTS FROM ANNUAL
SHAREHOLDERS MEETING

May 26, 2005,

Denver, Colorado — Matrix Bancorp, Inc. (the “Company”) (NASDAQ/NMS: MTXC) announced today that at its annual shareholders meeting held on May 18, 2005, its shareholders re-elected James H. Bullock and Richard V. Schmitz to the Company's Board of Directors, each for a three-year term, ratified the selection of McGladrey & Pullen LLP as the Company's independent public accountants for fiscal year 2005, and turned down a shareholder proposal that called for the declassification of the Board of Directors. The vote totals on each of the foregoing items were as follows:

Proposal #1	Election of Directors
		For	Withheld
	Richard V. Schmitz	4,725,173	215,746
	James H. Bullock	4,727,673	213,246

Proposal #2	Proposal to Ratify the Appointment of McGladrey & Pullen, LLP as Independent Registered Public Accounting Firm for the 2005 Fiscal Year.

	For	Against	Abstain
	4,916,369	24,050	500

Proposal #3	Shareholder Proposal to Eliminate the Classification of Terms of the Board of Directors.

	For	Against	Abstain	Not Voted
	825,200	2,693,494	7,788	1,414,437

Matrix Bancorp is a unitary thrift holding company headquartered in Denver, Colorado. Its subsidiaries’ operations are conducted primarily in Colorado, Arizona and Texas.